UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On April 14, 2008, Genitope Corporation (the “Company”) received a notice of acceleration and demand for payment (the “Notice”) pursuant to that certain Master Security Agreement, dated as of October 23, 2006, between General Electric Capital Corporation (“GECC”) and the Company, and those certain promissory notes and security deposit pledge agreements related thereto (collectively, the “Loan Agreements”). The Notice advised the Company that it was in default of its obligations to make installment payments due under the promissory notes on April 1, 2008 and declared the acceleration of all indebtedness of the Company to GECC under the Loan Agreements. The Notice stated that the aggregate amount due and payable under the Loan Agreements as of April 14, 2008 was $3,828,209.98. This amount included principal and interest through April 14, 2008, as well as a prepayment premium in accordance with the terms of the Loan Agreements. The amount due increases by interest accrual of $1,023.44 per day. The Notice further provided that GECC has incurred costs and expenses in connection with its rights under the Loan Agreement, and expects to incur additional expenses, for which the Company may be responsible. GECC notified the Company in the Notice that it intends to proceed with the exercise of its legal rights and remedies if payment is not made in full as of the date of the Notice, April 14, 2008. As of the date hereof, the Company has not paid any amounts accelerated under the Loan Agreements and is currently is discussions with GECC regarding payment of amounts due. If the Company is unable to pay, or negotiate a payment settlement with, GECC, GECC may fully exercise its rights and remedies under the Loan Agreements which may include, but are not limited to, application of security deposits held by GECC against the obligations of the Company, demand for turnover of equipment, foreclosure of GECC’s liens and security interests and the commencement of legal proceedings, any of which would adversely affect the Company’s financial condition, operating results and business.
Item 8.01. Other Events.
     The Company currently has capital resources that it believes to be sufficient to support its current operations through approximately June 2008. The Company does not expect to resume the conduct of its current operations other than as a substantially restructured entity, whether as a result of bankruptcy proceedings or otherwise. The Company has provided notices under the WARN Act to all but 21 of its employees, including all of its executive officers other than Dan W. Denney, Jr., its Chief Executive Officer, that it plans to conduct a “mass layoff” at its facility in Fremont, and the employment of all of these employees is expected to terminate by May 30, 2008. As a result of this reduction in force, the Company expects that approximately 20 employees will remain as employees of the Company as of the end of May 2008, and that these employees will primarily be those involved in the development of its monoclonal antibody panel. Through April and May 2008, the Company intends to continue to meet its payroll obligations to the employees to whom it has delivered notices under the WARN Act to the extent required under the WARN Act and to satisfy its other obligations to employees as would be required in the ordinary course of business. The Company has satisfied its rent and related obligations under its lease agreements for its facility in Fremont, California through April 2008 and, except as described in Item 2.04 above, to date has generally satisfied its other obligations in the ordinary course of business. The Company expects that it can continue to satisfy its obligations in the ordinary course of business only for a very limited period of time.
     At the present time, the Company’s strategy for the benefit of its creditors and stockholders is to take steps to preserve and support the future value, if any, of MyVax personalized immunotherapy (formerly its lead product candidate), to seek funding for its monoclonal antibody program, to conserve its current cash to the extent reasonably practicable and to generate cash, including potentially through the sale of assets. The Company is evaluating its alternatives with respect to the sale of equipment and other non-critical assets. In addition, the Company is pursuing strategic alternatives for the Company and its monoclonal antibody and MyVax programs, including potentially through a spin-off or sale to a separately funded entity or entities. Stockholders should recognize that, to satisfy its liabilities, including in particular those under its lease agreements, fund the development of its monoclonal antibody program and preserve the value of the MyVax program, the Company may pursue strategic alternatives that result in the stockholders of Genitope having little or no continuing interest in the monoclonal antibody or MyVax programs or other assets of Genitope as stockholders or otherwise.

     For further information with respect to the Company’s business, current financial position, lease and other obligations and strategy, and risks related thereto, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 31, 2007.
     Forward-Looking Statements
     This Current Report on Form 8-K contains “forward-looking statements.” For this purpose, any statements contained in this report that are not statements of historical fact may be deemed forward-looking statements, including, without limitation, statements regarding the Company’s discussions with GECC regarding payments due under the Loan Agreements, strategic alternatives with respect to the Company, the MyVax program or other aspects of the Company’s business, including its monoclonal antibody program, and the timing, likelihood and outcome thereof, estimates regarding the size of the Company’s workforce and reductions in force, estimates regarding sufficiency of the Company’s capital resources, its ability to satisfy its obligations in the ordinary course, and its ability to raise necessary additional financing to continue its operations. Words such as “believes,” “anticipates,” “plans,” “expects,” “could,” “estimates,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the Company’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks and uncertainties detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation

Dated: April 18, 2008	By:	/s/ Dan W. Denney, Jr. Dan W. Denney, Jr., Ph.D. Chief Executive Officer